EXHIBIT 23.3

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in the registration statement on Form S-8 (File No. 333-149190), the registration statement (No. 333¬159888) on Form S-3, the registration statement (No. 333-153579) on Form S-3/A, the Annual Report on Form 10-K for the fiscal year ended 31 December 2009, and the Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended 31 December 2009 of BreitBurn Energy Partners L.P. of information from our firm’s reserve report dated 11 February 2010, entitled “Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2009 Executive Summary” and all references to our firm included in or made part of the Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended 31 December 2009 of BreitBurn Energy Partners L.P.

SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II

Charles M. Boyer II, PG, CPG
Scientific Advisor
Unconventional Reservoirs
Pittsburgh, Pennsylvania
October 21, 2010